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                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Independent Auditor's Report dated January 21, 1999 regarding the consolidated balance sheets of BYL Bancorp and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997 in the Form 10-K filed with the Securities and Exchange Commission.


                                       VAVRINEK, TRINE, DAY & CO., LLP


March 30, 1999
Laguna Hills, California